As filed with the Securities and Exchange Commission on September 28, 2018

Registration Statement No. 333-198178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

TRUETT-HURST, INC.

(Exact name of registrant as specified in its charter)

___________________

Delaware (State or other jurisdiction of incorporation or organization)	2080 (Primary Standard Industrial Classification Code)	46-1561499 (I.R.S. Employer Identification Number)

125 Foss Creek Circle

Healdsburg, CA 95448

(707) 431-4423
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

___________________

Phillip L. Hurst

President and Chief Executive Officer

Truett-Hurst, Inc.

125 Foss Creek Circle

Healdsburg, CA 95448

(707) 431-4423
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

David Makarechian, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

___________________

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or “emerging growth company” . See definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act    ☐

EXPLANATORY NOTE

Truett-Hurst, Inc., a Delaware corporation (the “Registrant”), previously registered for resale under a Registration Statement on Form S-3 (Commission File No. 333-198178), originally filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2014 and amended by the Form S-3/A filed with the SEC on October 6, 2014 (as amended, the “Registration Statement”), 3,657,644 shares of the Registrant’s Class A Common Stock (the “Common Stock”), to be issuable upon exchange of limited liability company units of H.D.D., LLC.

The Registrant’s eligibility to use the Registration Statement on Form S-3 ceased upon its failure to timely file its Annual Report on Form 10-K for the year ended June 30, 2018. As a result, the offering of Common Stock pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all shares of Common Stock registered but not sold under the Registration Statement. As a result of this deregistration, no shares of Common Stock remain registered for resale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California, on September 28, 2018.

TRUETT-HURST, INC.

By:	/s/ Phillip L. Hurst
	Name:	Phillip L. Hurst
	Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement was signed by the following persons on September 28, 2018 in the capacities indicated.

Signature	Title	Date

/s/ Phillip L. Hurst
Phillip L. Hurst	Chief Executive Officer, President and Director
	(Principal Executive Officer)	September 28, 2018

/s/ Karen Weaver	Chief Financial Officer
Karen Weaver	(Principal Financial and Accounting Officer)	September 28, 2018

/s/ Paul E. Dolan, III
Paul E. Dolan, III	Director	September 28, 2018

/s/ Daniel A. Carroll
Daniel A. Carroll	Director	September 28, 2018

/s/ Barrie Graham
Barrie Graham	Director	September 28, 2018

/s/ Spencer Grimes
Spencer Grimes	Director	September 28, 2018

/s/ Gerry Hansen
Gerry Hansen	Director	September 28, 2018

Marcus Benedetti	Director